Exhibit 10.2

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[***]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

AMENDED AND RESTATED
SUBACCOUNTING AGREEMENT

This AMENDED AND RESTATED SUBACCOUNTING AGREEMENT (the “Agreement”) is made and entered into by and among UNITED WESTERN BANK® (f/k/a Matrix Capital Bank), a federal savings bank (“Bank”), EQUITY TRUST COMPANY, a South Dakota trust company (“ETC”), EQUITY ADMINISTRATIVE SERVICES, INC., an Ohio corporation (“EAS”), and STERLING ADMINISTRATIVE SERVICES, LLC, a Texas limited liability company (“SAS” and, collectively with EAS, the “Companies”), as of this 27th day of June, 2009 (the “Effective Date”) (the Companies, ETC and Bank referred to herein each as a “Party” and collectively the “Parties”).

WHEREAS, EAS and Bank previously entered into an Amended and Restated Subaccounting Agreement effective as of March 1, 2009 (the “Current Subaccounting Agreement”) wherein, among other things, EAS provides certain subaccounting services to Bank and Bank pays fees to EAS for such services pursuant to the terms of the Current Subaccounting Agreement; and

WHEREAS, ETC, SAS, Sterling Trust Company, an affiliate of Bank (“Sterling”), and United Western Bancorp, Inc., the parent corporation of Bank (“UWBK”), are parties to an Asset Purchase Agreement, dated April 7, 2009 (the “Purchase Agreement”), pursuant to which ETC and SAS have agreed to acquire from Sterling its individual retirement and qualified plan business;

WHEREAS, the Companies provide (or will provide) certain administrative management services to ETC; and

WHEREAS, ETC, as custodian, provides custodial and business services to individual participants’ accounts in employee benefit plans, individual retirement plans and other qualified plan accounts (hereinafter referred to as “Custodial Accounts”) (and such individual participants of these Custodial Accounts are hereinafter referred to as “Custodial Account Holders”); and

WHEREAS, the Companies and ETC have opened and will open various accounts with Bank (the “Bank Accounts”) for the benefit of Custodial Account Holders; and

WHEREAS, the regulations of the FDIC provide that deposit account records of an insured bank must disclose the existence of a relationship that provides the basis for additional insurance, and the details of that relationship must be ascertainable from the records of the insured bank or the records of the account customer; and

WHEREAS, the Companies and ETC desire that the funds maintained in the Bank Accounts be insured to the fullest extent provided by law for each Custodial Account and Custodial Account Holder, and consequently records and statements must be prepared for each Custodial Account Holder regarding the status of each Custodial Account which is within and a part of each Bank Account; and

WHEREAS, Bank could provide account holder record-keeping for the Custodial Accounts and Custodial Account Holders or obtain such services from a third-party provider; and

WHEREAS, the Companies are willing to act as agent for Bank to provide Custodial Account Holder record-keeping and certain other services with respect to the account activity by Custodial Accounts and balances maintained in the Bank Accounts by the individual Custodial Accounts; and

WHEREAS, Bank and the Companies believe it appropriate to enter into an agreement that provides for the Companies to act as agent for Bank to provide account holder record-keeping and certain other services for the Custodial Accounts and the Custodial Account Holders, for which Bank will pay a fee to the Companies based upon the number of Custodial Accounts at Bank and the aggregate monthly balance of such Custodial Accounts, in light of the amount of record keeping services and other associated services to be provided by the Companies with respect to the Custodial Accounts.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is mutually agreed as follows:

1. From the Effective Date until termination hereof, the Companies and/or ETC shall maintain various Bank Accounts on behalf of the Custodial Account Holders in accordance with the terms and conditions hereof.  Notwithstanding the obligations regarding deposit requirements that are set forth in Section 10, the Companies and ETC may withdraw from the Bank Accounts an aggregate amount not exceeding $100 million in the event the Companies and/or ETC desire to move such amount to a financial institution in which the following individuals either collectively or individually have acquired “control” of such financial institution (“control” shall have the meanings ascribed to it pursuant to 12 CFR 574.4): Jeffrey A. Desich, Richard Desich and Richard A. Desich and/or any entities controlled by or for the benefit of any of them (such institution, the “Desich Financial Institution” and such parties, the “Desich Parties”).  Any withdrawals allowed in this Section 1 must not exceed $25 million in the aggregate during any calendar quarter.  Bank shall indicate in its records that the Bank Accounts are maintained by the Companies in a fiduciary or custodial capacity for the benefit of the individual Custodial Account Holders, and shall further indicate that the delineation of Custodial Account Holders’ interests in the Bank Accounts at any particular time is maintained by the Companies.  The aggregate balances in the Bank Accounts of the Companies, ETC and their affiliates shall not exceed $1 billion without the prior written approval of Bank.

2. Each Company shall maintain separate accounting and record-keeping for each of its Custodial Accounts which have balances in the Bank Accounts. Each Company shall be responsible for providing such accounting and record-keeping services as agent for Bank. The Companies and ETC, jointly and severally, represent and warrant, covenant and agree that each of the Companies, ETC and each of the Custodial Accounts is, and at all times will continue to be, in compliance with the applicable provisions of 12 CFR Part 204 (Regulation D relating to interest on deposits) and 12 CFR Part 230 (Regulation DD, Truth in Savings Act).  The Companies, on behalf of the Custodial Account Holders, shall issue instructions to Bank, by wire transfer, check or other appropriate means acceptable to the Companies and Bank, regarding transactions involving funds in the Bank Accounts. Bank shall be entitled to rely upon such instructions and Bank shall have no liability for any act or omission hereunder while acting in good faith. Bank shall have no duty to act in regard to the Bank Accounts in the absence of such instructions.

3. Bank shall provide customary banking services to the Bank Accounts. It is understood and agreed that Bank shall be responsible under this Agreement for the servicing of the Bank Accounts and not for servicing the individual Custodial Accounts. Bank shall furnish to each Company on a monthly basis a bank statement for each Bank Account as requested by such Company. Such statements shall be mailed by Bank or be made available to the applicable Company on the third business day following the close of the period being reported.

4. The Companies, as agents for Bank, shall provide account holder record-keeping and certain other services for the Custodial Accounts and Custodial Account Holders as follows:

a.	Deposits to the Bank Accounts from all Custodial Accounts;

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b.	Withdrawals from the Bank Accounts for all Custodial Accounts;
c.	Accounting services provided to all Custodial Accounts;
d.	data processing services required for sub-account administration of the Bank Accounts; and
e.	Monthly statements, notices and disclosures in compliance with all applicable federal and state laws and regulations.

5. The Companies shall furnish to Bank by the fifteenth (15th) day of each month a trial balance which reflects the account number, name, type of account and account balance of existing Custodial Accounts (the “Active Accounts”) in the Bank Accounts as of the last business day of the preceding month. Such report shall be accompanied by a summary which is signed and certified as true and accurate by the chief financial officer of the Companies or his/her designate.  This report shall be used to determine the fee Bank shall pay to the Companies for the account holder record-keeping services the Companies  provide hereunder.

6. Within ten (10) days after receipt of the monthly report referred to in Section 5 above, Bank shall pay to the Companies a monthly fee equal to $[***] multiplied by the number of Active Accounts, as determined by the provisions of Section 5. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate monthly fee exceed a percentage yield with respect to the Bank Accounts equal to the applicable Contract Variable Rate as set forth in Exhibit “A” attached hereto (the “Contract Variable Rate”).  It is understood and agreed that such fee is intended to compensate the Companies for their prior month’s record-keeping services in connection with the Active Accounts. No other fees of any nature shall be due to the Companies for services provided hereunder.

7. Upon reasonable written notice to the Companies, upon Bank’s request, Bank shall have the right to make a physical audit at any time of Companies’ books and records relevant to the matters covered by this Agreement to verify the accuracy of the Companies’ monthly report of the number of Custodial Accounts within each Bank Account and other matters deemed relevant by Bank. Bank shall not make more than four (4) such audits in each calendar year.

8. Bank personnel will be made available, as reasonably requested, to consult with the Companies in coordinating its operations pursuant to this Agreement.

9. Any amendment to this Agreement shall be valid only if in writing and signed by all of the Parties. The term of this Agreement shall be for a period beginning as of the Effective Date and continuing until the later of (a) the fifth anniversary of the Effective Date or (b) the date all amounts owing under the Seller Financing (as defined in the Purchase Agreement) have been paid in full (the “Term”).  Upon the expiration of the Term or any renewal thereof (the date of such expiration, the “Termination Date”), this Agreement shall automatically renew for successive one-year periods unless sixty (60) days prior to the applicable Termination Date (or the anniversary date of any subsequent Termination Date) the Companies or Bank provide written notice of their intent to terminate this Agreement.  In the event the Companies terminate this Agreement, as provided for in this Section 9, then for a period of six (6) months following such Termination Date, the Companies and ETC may withdraw up to one-sixth (1/6th) of the aggregate balances in the Bank Accounts existing as of the Termination Date at the end of each calendar month following the Termination Date.  Any balances remaining in the Bank Accounts after such six-month period may be withdrawn at any time thereafter.  Notwithstanding any termination of this Agreement, all rights, obligations, terms and conditions of this Agreement shall remain in effect with respect to any cash balances in the Bank Accounts until such balances have been fully withdrawn or distributed.

10. During the first three (3) years of the Term, the Companies and ETC agree that Bank shall be the sole depository pursuant to this Agreement of cash balances for the Custodial Accounts.  During the

[* * *] — CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

remaining portion of the Term and during any renewal thereof, the Companies and ETC agree that they shall deposit with Bank pursuant to this Agreement cash balances of Custodial Accounts in an amount at least equal to (x) an amount equal to the Final Deposit Amount (as defined by and finally determined in accordance with the Purchase Agreement) or (y) the aggregate amount of all the cash balances of the Custodial Accounts, whichever is lesser.  If, however, the Companies and/or ETC acquire Custodial Accounts with cash balances over $[***] in connection with the acquisition of a custodial, trustee or similar business or other bulk acquisition of Custodial Accounts, and the Companies and/or ETC are required or otherwise obligated to maintain deposits relating to the acquired business or accounts with another financial or depository institution in connection with such transaction, then the Companies and/or ETC shall be permitted to maintain such deposits with such other financial or depository institution notwithstanding anything herein to the contrary.

Notwithstanding anything to the contrary herein, written consent of the Bank is required prior to the Companies and ETC participating out Bank Account deposits to any other federally insured bank or saving and loan institution chartered by an agency of the federal government or any state government (“Third Party Banks”). The Companies will take all reasonable or necessary actions to open such accounts at Third Party Banks, including, without limitation, the execution and delivery of new account forms and other customary and reasonably necessary documents required by Bank or any Third Party Bank, to allow the participation of Bank Account deposits as provided for herein. Bank acknowledges that Custodial Account Holders have the right, at their sole option, to direct the Companies and ETC to deposit their respective funds with another depository institution; however, ETC and the Companies will use commercially reasonable efforts to have cash balances relating to Custodial Accounts retained at Bank (or a Third Party Bank if Bank has consented to participate out any or all of the Custodial Deposits as provided above). In the event that Bank consents to participate out the deposits in the Bank Accounts with a Third Party Bank that pays a deposit rate that is in excess of the applicable Contract Variable Rate as then in effect, the Companies, on the one hand, and Bank, on the other hand, will split the benefit of the difference between such higher rate and the applicable Contract Variable Rate 50/50. In the event that the deposit rate being paid on the deposits being participated by a Third Party Bank occurs at a rate that is less than the applicable Contract Variable Rate, Bank shall be responsible for making the Companies whole for the difference between such Contract Variable Rate and such lower rate.  The terms of this paragraph shall not adversely affect any rights of the Custodial Account Holders.

11. Notwithstanding Sections 9 or 10 above, upon a breach by Companies or ETC of any covenant, agreement, promise or representation or warranty contained herein, Bank may terminate this Agreement upon ten (10) days prior written notice to the Companies. Upon the breach by Bank of any covenant, agreement, promise or representation or warranty contained herein, the Companies or ETC may terminate this Agreement at any time upon ten (10) days prior written notice to Bank. In addition, upon receipt by any Party of any written instruction, enforcement or other action by any regulatory agency with enforcement authority over either Bank, the Companies or ETC, indicating that this Agreement, in whole or in part, violates any applicable regulation to which either Company, ETC or Bank is subject, now or at any time during the term of this Agreement, this Agreement shall terminate upon the expiration of ten (10) days after receipt of such written instruction, order or notice by any Party. The Party receiving such notice shall, within three (3) business days of receipt, provide such notice to the other Parties. This Agreement may be terminated by the Companies or ETC upon thirty (30) days prior written notice to Bank after receipt by the Companies or ETC of a rating report published by IDC Financial Publishing, Inc. indicating a composite rank for Bank of 74 or lower.

12. Bank shall indemnify and hold harmless the Companies and ETC and each of their respective agents, affiliates and employees from all suits, actions, costs, expenses (including reasonable attorneys’ fees), judgments or claims of any character, type or description brought, incurred or made arising from or relating to the gross negligence or willful misconduct of Bank in the execution of or performance of this Agreement; provided that Bank shall have no liability to the Companies or ETC under this Section 12 for any acts or omissions taken or not taken in good faith by Bank.

13. The Companies and ETC shall jointly indemnify and hold harmless Bank and its agents, affiliates and employees from all suits, actions, costs, expenses (including reasonable attorneys’ fees),

judgments or claims of any character, type or description brought, incurred or made (“Bank Costs”) arising from or relating to: (A) the gross negligence or willful misconduct of the Companies or ETC, as agent for Bank, in the execution of or performance of this Agreement; and (B) any claim or assertion by any customer of the Companies or ETC, including but not limited to a Custodial Account Holder, relating to any Custodial Account or any service provided by the Companies or ETC to any customer of the Companies or ETC, including but not limited to a Custodial Account Holder, provided that the foregoing indemnification in subparagraph (B) shall not apply to the extent the Bank Costs result directly from the gross negligence or willful misconduct of Bank.

14. The Companies or ETC and not Bank is the custodian to the Custodial Account Holders who have interests in the Bank Accounts. Bank shall have no fiduciary or custodial obligation to any Custodial Account Holders who have interests in a Bank Account. In particular, Bank shall have no responsibility for any bookkeeping or record-keeping functions of the Companies or ETC on behalf of any Custodial Account Holder or for receipt or disposition of funds in the Bank Accounts; provided, however, that Bank shall honor the Companies’ or ETC’s written instructions regarding disposition of the Bank Accounts.

15. This Agreement and the account documents entered into between the Parties relating to the Bank Accounts (the “Account Documents”) contain the entire understanding of the Parties with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to the subject matter hereof. References herein to this Agreement shall include all schedules and exhibits hereto. In the event of any conflict between the provisions hereof and the Account Documents, the provisions of this Agreement shall control. Upon execution of this Agreement and effective as of the Effective Date, the Current Subaccounting Agreement and any prior subaccounting agreements between the Parties shall be null and void and of no further force and effect; however, the indemnification provisions in the Current Subaccounting Agreement with respect to matters occurring before the Effective Date shall survive and inure to the benefit of the Parties and their successors and assigns. Nothing in this Agreement shall limit or otherwise impair any indemnification rights of any party under the Purchase Agreement, notwithstanding anything herein to the contrary.

16. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Any provision of this Agreement that is invalid, illegal or unenforceable shall not affect in any way the remaining provisions hereof.

17. This Agreement shall be governed by the laws of the United States of America and the applicable laws of the State of Colorado.

18. Any notices provided for under this Agreement shall be in writing delivered by mail, fax or overnight delivery to:

If to:       Equity Administrative Services, Inc.
225 Burns Road
Elyria, OH 44035
Phone:  (440) 323-5491
Fax: (440) 323-4529
Contact:  Jeffrey A. Desich

If to:       Equity Trust Company
225 Burns Road
Elyria, OH 44035
Phone:  (440) 323-5491
Fax: (440) 323-4529
        Contact:  Jeffrey A. Desich

If to:        United Western Bank®
700 17th Street, Suite 2100
Denver, CO 80202
Phone: (720) 956-6548
Fax: (720) 932-3993
Contact:  Thomas J. Kientz

19. The Parties acknowledge that the terms of this Agreement, including all of its exhibits and other attachments, contain confidential commercial and financial information of the Parties, the public disclosure of which would have a material adverse effect on the Parties’ respective businesses.  Accordingly, without the prior written consent of the other Parties or except as may be required by law (including without limitation applicable regulations of the Securities and Exchange Commission (the “SEC”)) or legal proceeding, no Party shall, nor shall any Party permit any of its respective officers, directors, parent companies or other affiliates to, make any public announcement or disclosure with respect to this Agreement, including any of its exhibits or other attachments, or any of the terms hereof, or publicly disclose this Agreement, including any of its exhibits or other attachments, or any of the terms hereof, to any third party.  If any such public announcement or disclosure by a Party (the “Disclosing Party”), or by any of the Disclosing Party’s officers, directors, parent companies or other affiliates, is required by law or legal proceeding, then the Disclosing Party shall use its commercially reasonable efforts to seek an appropriate protective order, confidential treatment order or agreement, or other similar remedy with respect to the terms of this Agreement  (or such portions hereof as may reasonably be protected pursuant to applicable regulations) and to maintain and/or renew any such order, agreement or remedy so that it shall remain in effect through the term of this Agreement and for a period of three years after the expiration or other termination hereof.  In connection with seeking, maintaining or renewing any such order, agreement or remedy, unless prohibited by applicable law or regulation, (i) the Parties shall cooperate with each other in connection with any request, filing or other submission with the applicable governmental entity, including the SEC, (ii) the Disclosing Party shall keep the other Parties informed in all material respects of any material communication received from, or given to, such governmental entity, and (iii) the Parties shall consult with each other in advance of any meeting or conference with such governmental entity.  The rights and obligations of this section shall survive the expiration or other termination of this Agreement.

[Signature page follows.]

The foregoing Agreement has been executed as of the date and year first written above.

EQUITY ADMINISTRATIVE SERVICES, INC.

By: /s/ Richard Desich
Name: Richard Desich
Title: Chairman

STERLING ADMINISTRATIVE SERVICES, LLC

By: /s/ Richard Desich
Name: Richard Desich
Title: Chairman

EQUITY TRUST COMPANY

By: /s/ Jeffrey Desich
Name: Jeffrey Desich
Title: CEO

UNITED WESTERN BANK

By: /s/ Scot T. Wetzel
Name: Scot T. Wetzel
Title: President & CEO

EXHIBIT “A”

To the Amended and Restated Subaccounting Agreement, effective as of March 1, 2009, by and among United Western Bank, Equity Trust Company, Equity Administrative Services, Inc. and Sterling Administrative Services, LLC (the “Agreement”)
Definitions

Contract Variable Rate- The maximum annual percentage rate to be paid by Bank on the Bank Accounts. The Contract Variable Rate is established by reference to the target rate for overnight federal funds as announced from time to time and at any time by the Open Market Committee of the Federal Reserve Board of Governors (the “Federal Target Rate”) as shown on the attached table.  The sum of the Earnings Credit Rate and the Pass Though Rate equal the Contract Variable Rate as in effect from time to time. In no event shall the aggregate monthly account fee as set forth in Section 6 of the Agreement exceed a percentage yield with respect to the Bank Accounts equal to the Contract Variable Rate as in effect from time to time.

Pass Through Rate- The rate of interest actually paid and credited to the Bank Accounts as adjusted from time to time based on the then prevailing Federal Target Rate and passed though and paid by ETC and/or the Companies on the Custodial Accounts for the benefit of the Custodial Account Holders.

Earnings Credit Rate- An annual percentage rate resulting from subtracting the Pass Through Rate from the Contract Variable Rate and used to arrive at the monthly percentage rate.

The Contract Variable Rate, the Earnings Credit Rate and the Pass Through Rate (subject to the limitation in Section 6 of the Agreement) shall be adjusted from time to time in accordance with the schedule below based upon the then current Federal Target Rate of interest as published in the Money Section of The Wall Street Journal on the last business day of the month preceding the month during which the Contract Variable Rate will be calculated.

102746984.4

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Exhibit A
to the Amended and Restated Subaccounting Agreement
effective 27th day of June, 2009

Contract Variable Rate Table

Federal Reserve Target Rate for Overnight Federal Funds*	Contract Variable Rate	Earnings Credit Rate	Pass-through Rate
0.00%	[***]	[***]	[***]
0.25%	[***]	[***]	[***]
0.50%	[***]	[***]	[***]
0.75%	[***]	[***]	[***]
1.00%	[***]	[***]	[***]
1.25%	[***]	[***]	[***]
1.50%	[***]	[***]	[***]
1.75%	[***]	[***]	[***]
2.00%	[***]	[***]	[***]
2.25%	[***]	[***]	[***]
2.50%	[***]	[***]	[***]
2.75%	[***]	[***]	[***]
3.00%	[***]	[***]	[***]
3.25%	[***]	[***]	[***]
3.50%	[***]	[***]	[***]
3.75%	[***]	[***]	[***]
4.00%	[***]	[***]	[***]
4.25%	[***]	[***]	[***]
4.50%	[***]	[***]	[***]
4.75%	[***]	[***]	[***]
5.00%	[***]	[***]	[***]
5.25%	[***]	[***]	[***]
5.50%	[***]	[***]	[***]
5.75%	[***]	[***]	[***]
6.00%	[***]	[***]	[***]
6.25%	[***]	[***]	[***]
6.50%	[***]	[***]	[***]
6.75%	[***]	[***]	[***]
7.00%	[***]	[***]	[***]
7.25%	[***]	[***]	[***]
7.50%	[***]	[***]	[***]
7.75%	[***]	[***]	[***]
8.00%	[***]	[***]	[***]
8.25%	[***]	[***]	[***]
8.50%	[***]	[***]	[***]
8.75%	[***]	[***]	[***]
9.00%	[***]	[***]	[***]
9.25%	[***]	[***]	[***]
9.50%	[***]	[***]	[***]
9.75%	[***]	[***]	[***]
10.00%	[***]	[***]	[***]
10.25%	[***]	[***]	[***]
10.50%	[***]	[***]	[***]
10.75%	[***]	[***]	[***]
11.00%	[***]	[***]	[***]
11.25%	[***]	[***]	[***]
11.50%	[***]	[***]	[***]
11.75%	[***]	[***]	[***]

Continued...

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Contract Variable Rate Table, Continued

Federal Reserve Target Rate for Overnight Federal Funds*	Contract Variable Rate	Earnings Credit Rate	Pass-through Rate
12.00%	[***]	[***]	[***]
12.25%	[***]	[***]	[***]
12.50%	[***]	[***]	[***]
12.75%	[***]	[***]	[***]
13.00%	[***]	[***]	[***]
13.25%	[***]	[***]	[***]
13.50%	[***]	[***]	[***]
13.75%	[***]	[***]	[***]
14.00%	[***]	[***]	[***]
14.25%	[***]	[***]	[***]
14.50%	[***]	[***]	[***]
14.75%	[***]	[***]	[***]
15.00%	[***]	[***]	[***]
15.25%	[***]	[***]	[***]
15.50%	[***]	[***]	[***]
15.75%	[***]	[***]	[***]
16.00%	[***]	[***]	[***]
16.25%	[***]	[***]	[***]
16.50%	[***]	[***]	[***]
16.75%	[***]	[***]	[***]
17.00%	[***]	[***]	[***]
17.25%	[***]	[***]	[***]
17.50%	[***]	[***]	[***]
17.75%	[***]	[***]	[***]
18.00%	[***]	[***]	[***]
18.25%	[***]	[***]	[***]
18.50%	[***]	[***]	[***]
18.75%	[***]	[***]	[***]
19.00%	[***]	[***]	[***]
19.25%	[***]	[***]	[***]
19.50%	[***]	[***]	[***]
19.75%	[***]	[***]	[***]
20.00%	[***]	[***]	[***]

*In the event that the target rate for overnight federal funds as announced by the Open Market Committee of the Federal Reserve of Governors is a range of values and not a specific Federal Target Rate as shown in the attached table, United Western Bank is to use the lower Federal Target Rate within the announced range to establish the Contract Variable Rate, Earnings Credit Rate and Pass Through Rate.